Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-109889, 333-89368, 333-62866, 333-06163, 333-29103, 333-80313, 333-52339 and Form S-3 Nos. 333-95531 and 333-117895) pertaining to the Non-Plan Stock Option, 1996 Stock Option Plan, New Executive Stock Option Plan, 1995 Employee Stock Purchase Plan, 1995 Directors' Stock Option Plan, 1996 Stock Option Plan, 1996 Non-Executive Stock Option Plan, 1988 Incentive Stock Option Plan, 2005 Stock Incentive Plan and pertaining to shares of common stock issued to selling shareholders of Apio, Inc. and to individual investors of our reports dated July 23, 2007, with respect to the consolidated financial statements of Landec Corporation, Landec Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Landec Corporation, included in the Annual Report (Form 10-K) for the year ended May 27, 2007.

/s/ ERNST & YOUNG LLP

San Fransciso, California
July 23, 2007